Exhibit 10.5

STOCKHOLDER AGREEMENT

This Agreement (this “Agreement”) is entered into effective as of May 9, 2012 by and between Adage Capital Management, L.P. (“Adage”) and AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”).  Capitalized terms not defined herein will have the meaning given in the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of September 4, 2009 (the “Rights Agreement”).

A.                                    As of the date of this Agreement, Adage had Beneficial Ownership in the aggregate, of 4,135,330 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) or 19.36% of the Company’s outstanding Common Stock.

B.                                    Adage has indicated to the Company that it desires to purchase additional shares of the Common Stock that would cause Adage’s Beneficial Ownership to exceed 20% of the issued and outstanding shares of the Common Stock.

C.                                    Pursuant to Section 1(a) of the Rights Agreement, a Person who becomes the Beneficial Owner of 20% or more of the issued and outstanding Common Stock is an “Acquiring Person” for purposes of the Rights Agreement.

D.                                    The Company has determined that purchases of a limited number of additional shares of Common Stock by Adage pursuant to the terms of this Agreement would not be inconsistent with the purpose and intent of the Board of Directors in adopting the Rights Agreement.

Accordingly, in consideration of the foregoing premises and the mutual covenants, representations and warranties contained in this Agreement, Adage and the Company agree as follows:

1.                                      Representations and Warranties of Adage.  Adage represents and warrants to, and agree with, the Company as follows:

(a)                                 As of the date hereof, Adage is the Beneficial Owner of an aggregate of 4,135,330 shares of the Common Stock consisting of approximately 19.36% of the issued and outstanding shares of the Common Stock (the “Original Shares”).

(b)                                 As of the date hereof, Adage’s Beneficial Ownership of the Common Stock does not exceed 20% of the issued and outstanding Common Stock.

(c)                                  Adage is familiar with the terms of the Rights Agreement.

(d)                                 The Original Shares were originally acquired (i) in the ordinary course of business solely for investment purposes, (ii) not for the purpose of, and do not have the effect of, changing or influencing the control of the Company and (iii) not in connection with or as a participant in any transaction having such purposes or effect, and subsequent to such acquisition, Adage filed a Schedule 13D indicating a possible change in its status as a passive investor.

(e)                                  No Person other than Adage is a Beneficial Owner of any of the Original Shares.

(f)                                   Any additional shares of the Common Stock purchased by Adage or their Affiliates after the date hereof (the “Additional Shares,” and together with the Original Shares, the “Adage Shares”) will be acquired (i) in the ordinary course of business solely for investment purposes, (ii) not for the purpose of, or with the effect of, changing or influencing the control of the Company and (iii) not in connection with or as a participant in any transaction having such purpose or effect.

(g)                                  The Company has not induced, and is not inducing, Adage or its Affiliates to purchase any additional shares of the Common Stock and has not made and is not making any representation to Adage as to the value of the Common Stock, the suitability of the Common Stock for investment by Adage, or the past or future results of the Company’s business and operations.

2.                                      Voting of Shares.

(a)                                 To the extent and for so long as Adage is or becomes the Beneficial Owner of 20% or more of the issued and outstanding Common Stock, Adage shall cause any shares in excess of 20% of the issued and outstanding Common Stock (the “Excess Shares”) to be voted in the manner in which the Board of Directors has recommended to the stockholders generally in any proxy or consent solicitation to the stockholders of the Company.

(b)                                 To secure Adage’s obligations to vote the Excess Shares in accordance with Section 2(a) above during the term of this Agreement, Adage hereby irrevocably (to the fullest extent permitted by law) appoints the Chairman of the Board of Directors and the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as Adage’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Excess Shares in accordance with Section 2(a) above and to execute all appropriate instruments consistent with Section 2(a) above on behalf of Adage if, and only if, Adage fails to vote all of the Excess Shares in accordance with Section 2(a) above.  The proxy and power granted by Adage pursuant to this Section are coupled with an interest and are given to secure the performance of its duties under this Agreement.  Each such proxy and power will be irrevocable until the termination of this Agreement.  The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party, and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Excess Shares.  The proxy and power shall be binding upon the successors and assigns of Adage (including any transferee of any of the Excess Shares, so long as they remain Excess Shares pursuant to the terms of this Agreement).  Adage shall, at its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Section 2.

3.                                      Sale of Shares.  In the event that Adage proposes to sell in a bona fide transaction any Excess Shares of the Common Stock (other than a sale in a “broker’s transaction” or in a transaction directly with a “market maker,” in either case as defined in and in a manner of sale consistent with paragraphs (f) and (g) of Rule 144 promulgated under the Securities Act of 1933, as amended), then Adage shall provide to the Company not less than ten (10) days prior written notice of such proposed transaction, specifying the number of shares of the Common Stock proposed to be sold, the price at which such shares are to be sold and the proposed purchaser of such shares, and shall only complete such sale with the prior written consent of the Company (the “Consent”), such Consent to be provided or withheld at the Company’s sole discretion and without regard to the economic consequences of providing or withholding such Consent.  Notwithstanding the foregoing, and for the avoidance of doubt, sales effected through a broker-dealer where Adage does not know the purchaser of the shares or has not negotiated with the purchaser or any representative of the purchaser shall not be restricted by this Section 3.

4.                                      Standstill.  Adage agrees that it shall not and it shall cause its Affiliates not to, directly or indirectly:

(a)                                 make, effect, initiate, cause or participate in (i) any acquisition of Beneficial Ownership of the Common Stock resulting in an increase in its aggregate Beneficial Ownership of the Common Stock to a number of shares representing 25% or more of the outstanding shares of the Common Stock at any time without the prior written consent of the Company, (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other Affiliate of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other Affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other Affiliate of the Company, other than (x) any tender of shares of the Common Stock in an issuer tender offer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or a third party tender offer under the Exchange Act that is recommended by a majority of the current directors of the Company (the “Current Directors”), directors appointed or elected upon the recommendation of the current directors (“Subsequent Directors”) and directors appointed or elected upon the recommendation of the Current Directors and Subsequent Directors (collectively, the “Incumbent Board”) or (y) any merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction not proposed or initiated, directly or indirectly, by Adage that is recommended by a majority of the Incumbent Board, or (iv) any “solicitation” of “proxies” or stockholder consents (as such terms are defined under Regulation 14A of the Exchange Act) with respect to any securities of the Company or any of its subsidiaries;

(b)                                 form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company or any of its subsidiaries;

(c)                                  whether alone or together with third parties, seek or vote to remove any Board members, unless such actions have been recommended in writing by the Incumbent Board;

(d)                                 initiate or propose one or more stockholders’ proposals, as described in Rule 14a-8 under the Exchange Act, with respect to the Company;

(e)                              take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)”, “(c)” or “(d)” of this sentence;

(f)                                   agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause “(a)”, “(b)”, “(c)” “(d)” or “(e)” of this sentence;

(g)                                  assist, induce or encourage any other Person to take any action of the type referred to in clause “(a)”, “(b)”, “(c)” “(d)”, “(e)”, or “(f)” of this sentence; or

(h)                                 enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing.

Nothing in Section 4(a), shall restrict Adage from tendering or, subject to Section 2, voting its shares of Common Stock as a passive participant in any such transaction.

5.                                      Amendment to Rights Agreement.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Adage contained in this Agreement, the Company agrees to amend the definition of “Acquiring Person” in the Rights Agreement to provide that the percentage Beneficial Ownership of the outstanding Common Stock used to determine whether a Person constitutes an “Acquiring Person” will be 25% or more in the case of Adage.  As soon as reasonably practicable following the effective date of this Agreement, appropriate officers of the Company will execute an amendment to the Rights Agreement in substantially the form attached hereto as Exhibit A (the “Amendment”), instruct the Rights Agent to execute the Amendment and notify Adage when the Amendment has been fully executed.

6.                                      Certain Statutory Matters.  Adage understands and agrees that the provisions of Section 203 of the Delaware General Corporation Law, as amended, will continue to apply to Adage and that execution and delivery of this Agreement and the Amendment on behalf of the Company do not constitute approval of any acquisition of shares of the Common Stock by Adage, or any other transaction, for the purposes of such Section 203 and do not result in Adage not being, collectively or individually, an “interested stockholder” or “associate” as defined therein.

7.                                      Entire Agreement and Amendment.  This Agreement contains the entire agreement among the parties with respect to the subject matter of this Agreement.  All prior and contemporaneous agreements, discussions or understandings, whether oral or written, are expressly superseded by this Agreement and are null and void.  This Agreement may not be modified, waived, discharged or amended, in whole or in part, except in writing signed by the parties.

8.                                      Termination and Effect Thereof.

(a)                                 This Agreement will terminate automatically on the earlier of (1) the date on which, after Adage has become the Beneficial Owner of 20% or more of the Company’s outstanding shares of Common Stock, Adage becomes the Beneficially Owner of less than 20% of the outstanding shares of the Common Stock on any day as of the close of trading on the principal stock exchange on which the Common Stock is then listed and (2) one hundred twenty (120) days following the date of this Agreement provided that Adage has not and did not become the Beneficial Owner of 20% or more of the Company’s outstanding shares of Common Stock at any time since the date of this Agreement.

(b)                                 If Adage breaches its covenants, representations or agreements in this Agreement, the Company will have the right to terminate this Agreement; provided, however, that Section 4 hereof shall survive any such termination for as long as Adage beneficially owns 20% or more of the outstanding shares of the Common Stock and that any such termination will not prejudice any claim that the Company may have with respect to any breach of any representation, warranty or covenant hereunder occurring prior to such termination.

9.                                      No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

10.                               Governing Law and Venue.  This Agreement and the legal relations among the parties hereto will be governed by, construed and enforced according to the internal laws of the State of Delaware (without regard to the laws of conflict of any jurisdiction) as to all matters, including, without limitation, matters of validity, interpretation, construction, effect, performance and remedies.  The parties to this Agreement hereby consent to the personal jurisdiction of the state and federal courts located in the State of Delaware in connection with any controversy related to this Agreement.

11.                               Injunctive Relief.  Adage acknowledges that its failure to abide by the terms of this Agreement would cause the Company irreparable harm and that any material breach or threatened material breach of this Agreement by Adage will entitle the Company to seek injunctive relief and reasonable attorneys’ fees, in addition to any other legal remedies available to it, in any court of competent jurisdiction without the obligation to prove damages or post any bond.

12.                               Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, and each such counterpart will be deemed an original, but all such counterparts together will constitute one and the same instrument.  Facsimile signatures shall be treated the same as originals.

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The parties have caused this Agreement to be duly executed as of the day and year first above written.

ADAGE CAPITAL MANAGEMENT, L.P.		AMAG PHARMACEUTICALS, INC.

/s/:	Dan Lehan	/s/:	Frank Thomas

Name:	Dan Lehan	Name:	Frank Thomas

Its: Chief Operating Officer		Its: Interim Chief Executive Officer, Chief Operating Officer

EXHIBIT A

AMENDMENT TO RIGHTS AGREEMENT

AMENDMENT TO RIGHTS AGREEMENT

This Amendment dated as of May     , 2012 (this “Amendment”) to the Rights Agreement, dated as of September 4, 2009 (the “Rights Agreement”), is entered into between AMAG PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent (the “Rights Agent”).  Capitalized terms used herein and not defined shall have the meanings specified in the Rights Agreement.

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement;

WHEREAS, the Company is entering into a Stockholder Agreement, dated as of May 9, 2012, with Adage Capital Management, L.P. (“Adage”), pursuant to which, among other things, the shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) held by Adage shall be subject to certain restrictions;

WHEREAS, Adage has indicated to the Company that it desires to purchase additional shares of Common Stock on behalf of its clients and itself that would cause Adage’s Beneficial Ownership to exceed 20% of the issued and outstanding shares of the Common Stock;

WHEREAS, Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement on the terms set forth in this Amendment;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that one or more purchases of additional shares of Common Stock by Adage as provided herein would not be inconsistent with the purpose and intent of the Board in adopting the Rights Agreement;

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to modify the terms of the Rights Agreement as set forth herein, and in connection therewith the Company is entering into this Amendment and directing the Rights Agent to enter into this Amendment.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Rights Agent hereby agree as follows:

1.                                      Amendment to the Rights Agreement.

(a)                                 Section 1(a) of the Rights Agreement is hereby amended by inserting the following new paragraph immediately after the existing paragraph in such Section 1(a):

“Notwithstanding the foregoing, Adage Capital Management, L.P. (“Adage”), shall not be deemed to be an Acquiring Person for purposes of this Agreement unless and until Adage, together with all Affiliates and Associates thereof, is the Beneficial Owner of 25% or more of the Common Shares then outstanding; provided, however, that Adage shall also not become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by Adage to 25% or more of the Common Shares then outstanding; and provided further, that if Adage shall become the Beneficial Owner of 25% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, following written notice from, or public disclosure by the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the Company and shall then beneficially own more than 25% of the Common Shares then outstanding, then Adage shall be deemed to be an Acquiring Person.  The provisions of this paragraph shall terminate and be of no further force and effect upon the earlier of (a) the termination of the Stockholder Agreement dated May 9, 2012 by and among Adage and the Company and (b) Adage reducing its Beneficial Ownership below 20% of the Common Shares then outstanding after it increases its Beneficial Ownership to 20% or more of the Common Shares then outstanding.”

2.                                      Miscellaneous.

(a)                                 Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.  This Amendment shall be construed in accordance with and as a part of the Rights Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Rights Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed.  To the extent that there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall govern for purposes of the subject matter of this Amendment only.

(b)                                 If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(c)                                  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

(d)                                 This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(e)                                  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AMAG PHARMACEUTICALS, INC.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT

By:
Name:
Title:

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